Exhibit 99.1

ACI Worldwide, Inc. Reports Financial Results for the
Quarter Ended March 31, 2023

Q1 2023 HIGHLIGHTS
•Recurring revenue grew 9%, adjusting for FX and divestiture1
•Biller segment revenue grew 11%
•Cash flow from operations up 39%
•Reiterating guidance for full-year 2023

Miami, FL — May 4, 2023 — ACI Worldwide (NASDAQ: ACIW), the global leader in mission-critical, real-time payments software, announced financial results today for the quarter ended March 31, 2023.
"First quarter results were consistent with our expectations and reflect our team's solid execution in what remains an uncertain economic environment," said Thomas Warsop, Interim President and CEO of ACI Worldwide. "In particular, the actions taken in our Biller business, including those addressing the inflation-driven interchange headwinds, have helped to drive meaningful growth in that segment."
Warsop continued, "Looking to the rest of the year, we are energized by new opportunities across our businesses, particularly in real-time payments and cloud-based technologies, and we are confident we have the right strategy in place to capitalize on them. Our renewal calendar and implementation pipeline provide us with confidence we are on track to deliver our outlook for full-year 2023 and to achieve our revenue growth target of 7-9% by 2024."
FINANCIAL SUMMARY
In Q1 2023, total revenue was $290 million, down 5% adjusted for FX and the divestiture. Recurring revenue grew 9%, adjusting for FX and the divestiture. Net loss was $32 million. Total adjusted EBITDA in the quarter was $25 million compared to $68 million in Q1 2022. New ARR2 bookings for the quarter were $11 million and new ARR bookings for the trailing twelve months (TTM) were $100 million, which was up 8% from the TTM ending March 2022.
•Bank segment revenue decreased 24% and Bank segment adjusted EBITDA decreased 58%, versus Q1 2022, adjusted for FX and the divestiture. As previously discussed, the timing of larger renewal events is heavily back-half weighted in 2023.
•Merchant segment revenue decreased 12% and Merchant segment adjusted EBITDA decreased 53% on a constant currency basis, versus Q1 2022, resulting primarily from the continued transition from non-recurring license fees to recurring SaaS revenues and by investments that are expected to accelerate growth.
•Biller segment revenue increased 11% and Biller segment adjusted EBITDA increased 12%, versus Q1 2022, driven by new customer onboarding and progress with our interchange improvement program.
ACI ended the quarter with $142 million in cash on hand and a debt balance of $1 billion, which represents a net debt leverage ratio of 2.9x. The company did not repurchase any shares in the quarter,

but has $200 million available on the share repurchase authorization.
REITERATING 2023 GUIDANCE
For the full-year of 2023, the Company expects revenue growth to be in the mid-single-digits on a constant currency and divestiture-adjusted basis, or in the range of $1.436 billion to $1.466 billion. The Company expects adjusted EBITDA to be in the range of $380 million to $395 million with net adjusted EBITDA margin expansion. The Company expects revenue to be between $300 million and $310 million and adjusted EBITDA of $35 million to $45 million in Q2 2023. This excludes one-time charges related to the move of the Company's European data centers to the public cloud and one-time costs to implement certain efficiency strategies.
CEO SEARCH
After reviewing and meeting with a number of promising candidates for the permanent CEO position, the Board is in the final stages of the selection process and expects to complete the search in the upcoming weeks.

1 Corporate Online Banking divestiture
2 “ARR”' is annual recurring revenue expected to be generated from new bookings signed in the period, including new accounts, new applications and add-on sales

CONFERENCE CALL TO DISCUSS FINANCIAL RESULTS
Today, management will host a conference call at 8:30 am ET to discuss these results. Interested persons may access a real-time audio broadcast of the teleconference at http://investor.aciworldwide.com/ or use the following number for dial-in participation: toll-free 1 (888) 660-6377; and conference code 3153574. A call replay will be available for two weeks on (855) 859-2056 for US/Canada callers and +1 (404) 537-3406 for international participants.
About ACI Worldwide
ACI Worldwide is a global leader in mission-critical, real-time payments software. Our proven, secure and scalable software solutions enable leading corporations, fintechs, and financial disruptors to process and manage digital payments, power omni-commerce payments, present and process bill payments, and manage fraud and risk. We combine our global footprint with a local presence to drive the real-time digital transformation of payments and commerce.
© Copyright ACI Worldwide, Inc. 2023.
ACI, ACI Worldwide, ACI Payments, Inc., ACI Pay, Speedpay and all ACI product/solution names are trademarks or registered trademarks of ACI Worldwide, Inc., or one of its subsidiaries, in the United States, other countries or both. Other parties' trademarks referenced are the property of their respective owners.
For more information contact:

Investor Relations:
John Kraft
SVP, Head of Strategy and Finance
239-403-4627 / john.kraft@aciworldwide.com

To supplement our financial results presented on a GAAP basis, we use the non-GAAP measures indicated in the tables, which exclude significant transaction-related expenses, as well as other significant non-cash expenses such as depreciation, amortization, and stock-based compensation, that we believe are helpful in understanding our past financial performance and our future results. The presentation of these non-GAAP financial measures should be considered in addition to our GAAP results and are not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. Management generally compensates for limitations in the use of non-GAAP financial measures by relying on comparable GAAP financial measures and providing investors with a reconciliation of non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP.

We believe that these non-GAAP financial measures reflect an additional way to view aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. Certain non-GAAP measures include:

•Adjusted EBITDA: net income (loss) plus income tax expense (benefit), net interest income (expense), net other income (expense), depreciation, amortization and stock-based compensation, as well as significant transaction-related expenses. Adjusted EBITDA should be considered in addition to, rather than as a substitute for, net income (loss).

•Net Adjusted EBITDA Margin: Adjusted EBITDA divided by revenue net of pass-through interchange revenue. Net Adjusted EBITDA Margin should be considered in addition to, rather than as a substitute for, net income (loss).

•Diluted EPS adjusted for non-cash and significant transaction related items: diluted EPS plus tax effected significant transaction related items, amortization of acquired intangibles and software, and non-cash stock-based compensation. Diluted EPS adjusted for non-cash and significant transaction related items should be considered in addition to, rather than as a substitute for, diluted EPS.

•Recurring revenue: revenue from software as a service and platform as a service fees and maintenance fees. Recurring revenue should be considered in addition to, rather than as a substitute for, total revenue.

•ARR: Annual recurring revenue expected to be generated from new accounts, new applications, and add-on sales bookings contracts signed in the period.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. Generally, forward-looking statements do not relate strictly to historical or current facts and may include words or phrases such as “believes,” “will,” “expects,” “anticipates,” “intends,” and words and phrases of similar impact. The forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Forward-looking statements in this press release include, but are not limited to: (i) looking to the rest of the year, we are energized by new opportunities across our businesses, particularly in real time payments and cloud-based technologies, and we are confident we have the right strategy in place to capitalize on them, (ii) our renewal calendar and implementation pipeline provide us with confidence we are on track to deliver our outlook for full-year 2023 and to achieve our revenue growth target of 7-9% by 2024, (iii) Q2 2023 and full year 2023 revenue and adjusted EBITDA financial guidance, and (iv) after reviewing and meeting with a number of promising candidates for the permanent CEO position, the Board is in the final stages of the selection process and expects to complete the search in the upcoming weeks.

All of the foregoing forward-looking statements are expressly qualified by the risk factors discussed in our filings with the Securities and Exchange Commission. Such factors include, but are not limited to, increased competition, business interruptions or failure of our information technology and communication systems, security breaches or viruses, our ability to attract and retain senior management personnel and skilled technical employees, future acquisitions, strategic partnerships and investments, divestitures and other restructuring activities, implementation and success of our strategy, impact if we convert some or all on-premise licenses from fixed-term to subscription model, anti-takeover provisions, exposure to credit or operating risks arising from certain payment funding methods, customer reluctance to switch to a new vendor, our ability to adequately defend our intellectual property, litigation, our offshore software development activities, risks from operating internationally, including fluctuations in currency exchange rates, events in eastern Europe, adverse changes in the global economy, compliance of our products with applicable legislation, governmental regulations and industry standards, the complexity of our products and services and the risk that they may contain hidden defects, complex regulations applicable to our payments business, our compliance with privacy and cybersecurity regulations, our involvement in investigations, lawsuits and other expense and time-consuming legal proceedings, exposure to unknown tax liabilities, changes in tax laws and regulations, consolidations and failures in the financial services industry, volatility in our stock price, demand for our products, failure to obtain renewals of customer contracts or to obtain such renewals on favorable terms, delay or cancellation of customer projects or inaccurate project completion estimates, impairment of our goodwill or intangible assets, the accuracy of management’s backlog estimates, the cyclical nature of our revenue and earnings and the accuracy of forecasts due to the concentration of revenue-generating activity during the final weeks of each quarter, restrictions and other financial covenants in our debt agreements, our existing levels of debt, events outside of our control including natural disasters, wars, and outbreaks of disease, and revenues or revenue mix. For a detailed discussion of these risk factors, parties that are relying on the forward-looking statements should review our filings with the Securities and Exchange Commission, including our most recently filed Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q.

ACI WORLDWIDE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited and in thousands)

	March 31, 2023	December 31, 2022
ASSETS
Current assets
Cash and cash equivalents	$142,412	$124,981
Receivables, net of allowances	342,765	403,781
Settlement assets	413,343	540,667
Prepaid expenses	34,017	28,010
Other current assets	21,499	17,366
Total current assets	954,036	1,114,805
Noncurrent assets
Accrued receivables, net	270,332	297,818
Property and equipment, net	48,327	52,499
Operating lease right-of-use assets	38,374	40,031
Software, net	119,801	129,109
Goodwill	1,226,026	1,226,026
Intangible assets, net	220,540	228,698
Deferred income taxes, net	63,345	53,738
Other noncurrent assets	66,020	67,171
TOTAL ASSETS	$3,006,801	$3,209,895
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$47,170	$47,997
Settlement liabilities	412,800	539,087
Employee compensation	29,834	45,289
Current portion of long-term debt	70,443	65,521
Deferred revenue	69,999	58,303
Other current liabilities	70,664	102,645
Total current liabilities	700,910	858,842
Noncurrent liabilities
Deferred revenue	21,639	23,233
Long-term debt	1,010,938	1,024,351
Deferred income taxes, net	38,679	40,371
Operating lease liabilities	32,026	33,910
Other noncurrent liabilities	34,982	36,001
Total liabilities	1,839,174	2,016,708
Commitments and contingencies
Stockholders’ equity
Preferred stock	—	—
Common stock	702	702
Additional paid-in capital	701,040	702,458
Retained earnings	1,241,150	1,273,458
Treasury stock	(661,223)	(665,771)
Accumulated other comprehensive loss	(114,042)	(117,660)
Total stockholders’ equity	1,167,627	1,193,187
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,006,801	$3,209,895

ACI WORLDWIDE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands, except per share amounts)

	Three Months Ended March 31,
	2023	2022
Revenues
Software as a service and platform as a service	$204,930	$194,562
License	18,331	60,285
Maintenance	50,103	51,418
Services	16,312	16,815
Total revenues	289,676	323,080
Operating expenses
Cost of revenue (1)	178,554	166,286
Research and development	37,118	37,807
Selling and marketing	35,435	34,608
General and administrative	31,382	25,875
Depreciation and amortization	31,539	30,838
Total operating expenses	314,028	295,414
Operating income (loss)	(24,352)	27,666
Other income (expense)
Interest expense	(18,892)	(10,894)
Interest income	3,505	3,159
Other, net	(3,395)	2,250
Total other income (expense)	(18,782)	(5,485)
Income (loss) before income taxes	(43,134)	22,181
Income tax expense (benefit)	(10,826)	6,691
Net income (loss)	$(32,308)	$15,490
Income (loss) per common share
Basic	$(0.30)	$0.13
Diluted	$(0.30)	$0.13
Weighted average common shares outstanding
Basic	108,156	115,287
Diluted	108,156	116,098
(1) The cost of revenue excludes charges for depreciation but includes amortization of purchased and developed software for resale.

ACI WORLDWIDE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited and in thousands)

	Three Months Ended March 31,
	2023	2022
Cash flows from operating activities:
Net income (loss)	$(32,308)	$15,490
Adjustments to reconcile net income (loss) to net cash flows from operating activities:
Depreciation	6,131	4,981
Amortization	25,408	26,508
Amortization of operating lease right-of-use assets	2,767	2,716
Amortization of deferred debt issuance costs	1,115	1,153
Deferred income taxes	(10,382)	(3,367)
Stock-based compensation expense	5,301	7,958
Other	(290)	601
Changes in operating assets and liabilities:
Receivables	88,960	9,660
Accounts payable	(1,308)	(2,748)
Accrued employee compensation	(15,593)	(19,138)
Deferred revenue	10,202	9,949
Other current and noncurrent assets and liabilities	(39,935)	(24,889)
Net cash flows from operating activities	40,068	28,874
Cash flows from investing activities:
Purchases of property and equipment	(2,258)	(2,280)
Purchases of software and distribution rights	(6,481)	(6,207)
Net cash flows from investing activities	(8,739)	(8,487)
Cash flows from financing activities:
Proceeds from issuance of common stock	707	906
Proceeds from exercises of stock options	78	1,022
Repurchase of stock-based compensation awards for tax withholdings	(3,001)	(5,537)
Repurchases of common stock	—	(37,860)
Proceeds from revolving credit facility	50,000	40,000
Repayment of revolving credit facility	(45,000)	(10,000)
Repayment of term portion of credit agreement	(14,606)	(9,738)
Payments on or proceeds from other debt, net	(5,670)	(4,186)
Net decrease in settlement assets and liabilities	(2,834)	(605)
Net cash flows from financing activities	(20,326)	(25,998)
Effect of exchange rate fluctuations on cash	2,557	(2,464)
Net decrease in cash and cash equivalents	13,560	(8,075)
Cash and cash equivalents, including settlement deposits, beginning of period	214,672	184,142
Cash and cash equivalents, including settlement deposits, end of period	$228,232	$176,067
Reconciliation of cash and cash equivalents to the Consolidated Balance Sheets
Cash and cash equivalents	$142,412	$114,754
Settlement deposits	85,820	61,313
Total cash and cash equivalents	$228,232	$176,067

	Three Months Ended March 31,
Adjusted EBITDA (millions)	2023	2022
Net income (loss)	$(32.3)	$15.5
Plus:
Income tax expense (benefit)	(10.8)	6.7
Net interest expense	15.4	7.7
Net other income (expense)	3.4	(2.3)
Depreciation expense	6.1	5.0
Amortization expense	25.4	26.5
Non-cash stock-based compensation expense	5.3	8.0
Adjusted EBITDA before significant transaction-related expenses	$12.5	$67.1
Significant transaction-related expenses:
Cost reduction strategies	$8.3	$—
European datacenter migration	1.0	—
Other	3.1	0.5
Adjusted EBITDA	$24.9	$67.6
Revenue, net of interchange:
Revenue	$289.7	$323.1
Interchange	106.2	93.2
Revenue, net of interchange	$183.5	$229.9

Net Adjusted EBITDA Margin	14%	29%

	Three Months Ended March 31,
Segment Information (millions)	2023	2022
Revenue
Banks	$88.0	$132.2
Merchants	34.8	41.0
Billers	166.9	149.9
Total	$289.7	$323.1
Recurring Revenue
Banks	$55.6	$61.3
Merchants	32.5	34.8
Billers	166.9	149.9
Total	$255.0	$246.0
Segment Adjusted EBITDA
Banks	$24.7	$64.7
Merchants	6.5	14.7
Billers	29.6	26.4

	Three Months Ended March 31,
	2023		2022
EPS Impact of Non-cash and Significant Transaction-related Items (millions)	EPS Impact	$ in Millions (Net of Tax)	EPS Impact	$ in Millions (Net of Tax)
GAAP net income (loss)	$(0.30)	$(32.3)	$0.13	$15.5
Adjusted for:
Significant transaction-related expenses	0.09	9.5	—	0.4
Amortization of acquisition-related intangibles	0.06	6.4	0.06	7.0
Amortization of acquisition-related software	0.04	4.4	0.04	5.0
Non-cash stock-based compensation	0.04	4.0	0.05	6.0
Total adjustments	$0.23	$24.3	$0.15	$18.4
Diluted EPS adjusted for non-cash and significant transaction-related items	$(0.07)	$(8.0)	$0.28	$33.9

	Three Months Ended March 31,
Recurring Revenue (millions)	2023	2022
SaaS and PaaS fees	$204.9	$194.6
Maintenance fees	50.1	51.4
Recurring Revenue	$255.0	$246.0

Annual Recurring Revenue (ARR) Bookings (millions)	Three Months Ended March 31,		TTM Ended March 31,
	2023	2022	2023	2022
ARR bookings	$11.4	$21.1	$100.1	$92.9